Exhibit 99.1

Press Release For immediate release Greg Seals, Investor Relations 404-439-3323

Invesco Mortgage Capital Inc. Reports First Quarter 2024 Financial Results
Atlanta - May 8, 2024 -- Invesco Mortgage Capital Inc. (NYSE: IVR) (the “Company”) today announced financial results for the quarter ended March 31, 2024.
•Net income per common share of $0.49 compared to $0.46 in Q4 2023
•Earnings available for distribution per common share(1) of $0.86 compared to $0.95 in Q4 2023
•Common stock dividend of $0.40 per common share, unchanged from Q4 2023
•Book value per common share(2) of $10.08 compared to $10.00 as of December 31, 2023
•Economic return(3) of 4.8% compared to 4.7% in Q4 2023
Update from John Anzalone, Chief Executive Officer
“Interest rates rose across the yield curve during the first quarter, as stronger than expected economic growth and inflation in the U.S. led to a dramatic re-pricing of the market's expectations of future monetary policy. Interest rate volatility declined notably during the quarter as market expectations and projections from the Federal Reserve converged. Against this backdrop, our higher coupon Agency RMBS outperformed lower coupons given their more significant exposure to the decline in volatility. In addition, we benefited from wider spreads on our swap portfolio. These factors led to a positive economic return of 4.8% for the quarter, consisting of an 0.8% increase in our book value per common share to $10.08 combined with our $0.40 common stock dividend. As of May 3, 2024, our book value per common share is estimated to be between $9.64 and $10.04.(4)
“Our debt-to-equity ratio ended the first quarter at 5.6x, down modestly from 5.7x as of year-end. As of the end of the quarter, 94.3% of our $5.0 billion investment portfolio was invested in Agency RMBS, 5.3% was invested in Agency CMBS and 0.4% was invested in credit assets. We maintained a sizeable balance of unrestricted cash and unencumbered investments totaling $451 million.
“Earnings available for distribution (“EAD”) for the period was supported by attractive interest income on our target assets, favorable funding and low-cost, pay-fixed swaps. For the quarter, EAD per common share was $0.86 compared to $0.95 for the fourth quarter of 2023, primarily reflecting a decline in effective net interest income(1) in connection with adjustments to our swap portfolio.
“Given the increase in market volatility in April, we remain cautious on the near-term outlook for the Agency RMBS sector as the market adjusts to shifting expectations around the timing of monetary policy adjustments. Our recent allocation to fixed-rate Agency CMBS reduces our exposure to near-term interest rate volatility while providing attractive returns with favorable funding. Over the longer term, however, the potential normalization of monetary policy and a steeper yield curve should be supportive of Agency RMBS. We believe Agency RMBS investors stand to benefit from attractive valuations, favorable funding and robust liquidity as the macro environment evolves.”

(1) Earnings available for distribution (and by calculation, earnings available for distribution per common share) and effective net interest income are non-Generally Accepted Accounting Principles (“GAAP”) financial measures. Refer to the section entitled “Non-GAAP Financial Measures” for important disclosures and reconciliations to the most comparable U.S. GAAP measures.
(2) Book value per common share as of March 31, 2024 and December 31, 2023 is calculated as total stockholders' equity less the liquidation preference of the Company's Series B Preferred Stock and Series C Preferred Stock ($107.3 million and $186.2 million as of March 31, 2024, respectively, and $109.7 million and $188.6 million as of December 31, 2023, respectively), divided by total common shares outstanding.
(3) Economic return for the quarter ended March 31, 2024 is defined as the change in book value per common share from December 31, 2023 to March 31, 2024 of $0.08; plus dividends declared of $0.40 per common share; divided by the December 31, 2023 book value per common share of $10.00. Economic return for the quarter ended December 31, 2023 is defined as the change in book value per common share from September 30, 2023 to December 31, 2023 of $0.07; plus dividends declared of $0.40 per common share; divided by the September 30, 2023 book value per common share of $9.93.
(4) Book value per common share as of May 3, 2024 is adjusted to exclude a pro rata portion of the current quarter’s common stock dividend (which for purposes of this calculation is assumed to be the same as the previous quarter) and is calculated as total stockholders' equity less the liquidation preference of the Company's Series B Preferred Stock and Series C Preferred Stock ($106.4 million and $184.9 million as of May 3, 2024, respectively), divided by total common shares outstanding of 48.8 million.

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Key performance indicators for the quarters ended March 31, 2024 and December 31, 2023 are summarized in the table below.

($ in millions, except share amounts)	Q1 2024		Q4 2023		Variance
Average Balances	(unaudited)		(unaudited)
Average earning assets (at amortized cost)	$4,972.2		$4,401.5		$570.7
Average borrowings	$4,419.8		$3,736.4		$683.4
Average stockholders' equity (1)	$823.2		$790.2		$33.0

U.S. GAAP Financial Measures
Total interest income	$68.6		$62.1		$6.5
Total interest expense	$61.6		$53.8		$7.8
Net interest income	$7.0		$8.3		($1.3)
Total expenses	$4.7		$4.8		($0.1)
Net income (loss) attributable to common stockholders	$23.7		$22.3		$1.4

Average earning asset yields	5.52%		5.64%		(0.12)%
Average cost of funds	5.57%		5.76%		(0.19)%
Average net interest rate margin	(0.05)%		(0.12)%		0.07%

Period-end weighted average asset yields (2)	5.41%		5.42%		(0.01)%
Period-end weighted average cost of funds	5.47%		5.53%		(0.06)%
Period-end weighted average net interest rate margin	(0.06)%		(0.11)%		0.05%

Book value per common share (3)	$10.08		$10.00		$0.08
Earnings (loss) per common share (basic)	$0.49		$0.46		$0.03
Earnings (loss) per common share (diluted)	$0.49		$0.46		$0.03
Debt-to-equity ratio	5.6	x	5.7	x	(0.1	x)

Non-GAAP Financial Measures (4)
Earnings available for distribution	$41.8		$45.8		($4.0)
Effective interest expense	$16.3		$5.7		$10.6
Effective net interest income	$52.3		$56.4		($4.1)

Effective cost of funds	1.47%		0.61%		0.86%
Effective interest rate margin	4.05%		5.03%		(0.98)%

Earnings available for distribution per common share	$0.86		$0.95		($0.09)
Economic debt-to-equity ratio	5.6	x	5.7	x	(0.1	x)
(1) Average stockholders' equity is calculated based on the weighted month-end balance of total stockholders' equity excluding equity attributable to preferred stockholders.
(2) Period-end weighted average asset yields are based on amortized cost as of period-end and incorporate future prepayment and loss assumptions when appropriate.
(3) Book value per common share is calculated as total stockholders' equity less the liquidation preference of the Company's Series B Preferred Stock and Series C Preferred Stock ($107.3 million and $186.2 million as of March 31, 2024, respectively, and $109.7 million and $188.6 million as of December 31, 2023, respectively), divided by total common shares outstanding.
(4) Earnings available for distribution (and by calculation, earnings available for distribution per common share), effective interest expense (and by calculation, effective cost of funds), effective net interest income (and by calculation, effective interest rate margin), and economic debt-to-equity ratio are non-GAAP financial measures. Refer to the section entitled “Non-GAAP Financial Measures” for important disclosures and a reconciliation to the most comparable U.S. GAAP measures of net income (loss) attributable to common stockholders (and by calculation, basic earnings (loss) per common share), total interest expense (and by calculation, cost of funds), net interest income (and by calculation, net interest rate margin) and debt-to-equity ratio.

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Portfolio Composition
The following table summarizes the Company's MBS portfolio as of March 31, 2024 and December 31, 2023.

	As of
	March 31, 2024			December 31, 2023
$ in thousands	Fair Value	Percentage of Portfolio	Period-end Weighted Average Yield	Fair Value	Percentage of Portfolio	Period-end Weighted Average Yield
Agency RMBS:
30 year fixed-rate pass-through coupon:
4.0%	764,780	15.3%	4.64%	876,337	17.4%	4.65%
4.5%	892,872	17.8%	4.95%	1,017,191	20.2%	4.95%
5.0%	1,001,505	20.0%	5.34%	1,028,036	20.4%	5.34%
5.5%	992,970	19.8%	5.59%	1,016,707	20.2%	5.59%
6.0%	996,925	19.9%	6.03%	1,014,203	20.1%	6.03%
Total 30 year fixed-rate pass-through	4,649,052	92.8%	5.35%	4,952,474	98.3%	5.33%
Agency-CMO	74,701	1.5%	9.64%	74,758	1.3%	9.74%
Agency CMBS	265,512	5.3%	4.94%	—	—%	N/A
Non-Agency CMBS	10,188	0.2%	9.58%	9,935	0.2%	9.58%
Non-Agency RMBS	7,651	0.2%	9.05%	8,139	0.2%	9.10%
Total MBS portfolio	5,007,104	100.0%	5.41%	5,045,306	100.0%	5.42%
The following table presents certain characteristics of the Company's borrowings as of March 31, 2024 and December 31, 2023.

	As of
$ in thousands	March 31, 2024			December 31, 2023
	Amount Outstanding	Weighted Average Interest Rate	Weighted Average Remaining Maturity (days)	Amount Outstanding	Weighted Average Interest Rate	Weighted Average Remaining Maturity (days)
Agency RMBS repurchase agreements	4,189,856	5.47%	21	4,458,695	5.53%	20
Agency CMBS repurchase agreements	204,052	5.47%	16	—	N/A	N/A
Total borrowings	4,393,908	5.47%	20	4,458,695	5.53%	20
The tables below present certain characteristics of the Company's interest rate swaps whereby the Company pays interest at a fixed rate and receives floating interest based on the secured overnight financing rate (“SOFR”) as of March 31, 2024 and December 31, 2023.

$ in thousands	As of March 31, 2024
Maturities	Notional Amount	Weighted Average Fixed Pay Rate	Weighted Average Floating Receive Rate	Weighted Average Years to Maturity
Less than 3 years	740,000	1.62%	5.34%	2.0
3 to 5 years	1,375,000	0.29%	5.34%	3.6
5 to 7 years	1,150,000	0.55%	5.34%	6.3
7 to 10 years	285,000	3.68%	5.34%	9.8
Greater than 10 years	715,000	2.39%	5.34%	20.1
Total	4,265,000	1.17%	5.34%	7.2

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$ in thousands	As of December 31, 2023
Maturities	Notional Amount	Weighted Average Fixed Pay Rate	Weighted Average Floating Receive Rate	Weighted Average Years to Maturity
Less than 3 years	950,000	2.55%	5.38%	1.6
3 to 5 years	1,375,000	0.29%	5.38%	3.8
5 to 7 years	1,150,000	0.55%	5.38%	6.6
Greater than 10 years	590,000	1.75%	5.38%	21.4
Total	4,065,000	1.10%	5.38%	6.6
Capital Activities
Dividends
As previously announced on March 26, 2024, the Company declared a common stock dividend of $0.40 per share paid on April 26, 2024 to its stockholders of record as of the close of business on April 8, 2024. The Company declared the following dividends on May 7, 2024: a Series B Preferred Stock dividend of $0.4844 per share and a Series C Preferred Stock dividend of $0.46875 per share payable on June 27, 2024 to its stockholders of record on June 5, 2024.
Issuances of Common Stock
The Company sold 365,838 shares of common stock for net proceeds of $3.3 million during the first quarter through its at-the-market program.
Repurchases of Preferred Stock
During the three months ended March 31, 2024, the Company repurchased and retired 93,347 shares of Series B Preferred Stock and 95,917 shares of Series C Preferred Stock, respectively, for a total cost of $4.4 million.

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About Invesco Mortgage Capital Inc.
Invesco Mortgage Capital Inc. is a real estate investment trust that primarily focuses on investing in, financing and managing mortgage-backed securities and other mortgage-related assets. Invesco Mortgage Capital Inc. is externally managed and advised by Invesco Advisers, Inc., a registered investment adviser and an indirect wholly-owned subsidiary of Invesco Ltd., a leading independent global investment management firm.

Earnings Call

Members of the investment community and the general public are invited to listen to the Company’s earnings conference call on Thursday, May 9, 2024, at 9:00 a.m. ET, by calling one of the following numbers:

North America Toll Free:    888-982-7409
International:        1-212-287-1625
Passcode:         Invesco

An audio replay will be available until 5:00 pm ET on May 23, 2024 by calling:

800-835-5808 (North America) or 1-203-369-3353 (International)

The presentation slides that will be reviewed during the call will be available on the Company’s website at www.invescomortgagecapital.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release, the related presentation and comments made in the associated conference call, may include statements and information that constitute “forward-looking statements” within the meaning of the U.S. securities laws as defined in the Private Securities Litigation Reform Act of 1995, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements include our views on the risk positioning of our portfolio, domestic and global market conditions (including the mortgage-backed securities, residential and commercial real estate markets), the market for our target assets, our financial performance, including our earnings available for distribution, economic return, comprehensive income and changes in our book value, our intention and ability to pay dividends, our ability to continue performance trends, the stability of portfolio yields, interest rates, credit spreads, prepayment trends, financing sources, cost of funds, our leverage and equity allocation. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks identified under the captions “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K and quarterly reports on Form 10-Q, which are available on the Securities and Exchange Commission’s website at www.sec.gov.

All written or oral forward-looking statements that we make, or that are attributable to us, are expressly qualified by this cautionary notice. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

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INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
$ in thousands, except share data	March 31, 2024	December 31, 2023	March 31, 2023

Interest income	68,583	62,082	69,287
Interest expense	61,580	53,780	49,726
Net interest income	7,003	8,302	19,561

Other income (loss)
Gain (loss) on investments, net	(66,153)	165,340	51,956
(Increase) decrease in provision for credit losses	(39)	(108)	—
Equity in earnings (losses) of unconsolidated ventures	(193)	(5)	2
Gain (loss) on derivative instruments, net	93,161	(141,580)	(44,895)
Other investment income (loss), net	—	—	(93)
Total other income (loss)	26,776	23,647	6,970
Expenses
Management fee – related party	2,861	3,053	2,979
General and administrative	1,796	1,697	2,089
Total expenses	4,657	4,750	5,068
Net income (loss)	29,122	27,199	21,463
Dividends to preferred stockholders	(5,585)	(5,679)	(5,862)
Gain on repurchase and retirement of preferred stock	193	760	—
Net income (loss) attributable to common stockholders	23,730	22,280	15,601
Earnings (loss) per share:
Net income (loss) attributable to common stockholders
Basic	0.49	0.46	0.39
Diluted	0.49	0.46	0.39

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INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	Three Months Ended
$ in thousands	March 31, 2024	December 31, 2023	March 31, 2023
Net income (loss)	29,122	27,199	21,463
Other comprehensive income (loss):
Unrealized gain (loss) on mortgage-backed securities, net	(202)	607	(476)
Reclassification of unrealized loss on available-for-sale securities to (increase) decrease in provision for credit losses	39	108	—
Reclassification of amortization of net deferred (gain) loss on de-designated interest rate swaps to interest expense	—	(900)	(4,494)
Currency translation adjustments on investment in unconsolidated venture	—	—	(10)
Reclassification of currency translation loss on investment in unconsolidated venture to other investment income (loss), net	—	—	123
Total other comprehensive income (loss)	(163)	(185)	(4,857)
Comprehensive income (loss)	28,959	27,014	16,606
Dividends to preferred stockholders	(5,585)	(5,679)	(5,862)
Gain on repurchase and retirement of preferred stock	193	760	—
Comprehensive income (loss) attributable to common stockholders	23,567	22,095	10,744

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INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of
$ in thousands, except share amounts	March 31, 2024	December 31, 2023
ASSETS
Mortgage-backed securities, at fair value (including pledged securities of $4,616,412 and $4,712,185, respectively; net of allowance for credit losses of $359 and $320, respectively)	5,007,104	5,045,306
U.S. Treasury securities, at fair value	—	11,214
Cash and cash equivalents	59,890	76,967
Restricted cash	140,615	121,670
Investment related receivable	22,924	26,604
Derivative assets, at fair value	131	939
Other assets	809	1,509
Total assets	5,231,473	5,284,209
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Repurchase agreements	4,393,908	4,458,695
Dividends payable	19,530	19,384
Accrued interest payable	26,986	15,787
Collateral held payable	412	2,475
Accounts payable and accrued expenses	1,305	1,296
Due to affiliate	3,760	3,907
Total liabilities	4,445,901	4,501,544
Commitments and contingencies (See Note 14) (1)
Stockholders' equity:
Preferred Stock, par value $0.01 per share; 50,000,000 shares authorized:
7.75% Fixed-to-Floating Series B Cumulative Redeemable Preferred Stock: 4,292,650 and 4,385,997 shares issued and outstanding, respectively ($107,316 and $109,650 aggregate liquidation preference, respectively)	103,758	106,014
7.50% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock: 7,449,522 and 7,545,439 shares issued and outstanding, respectively ($186,238 and $188,636 aggregate liquidation preference, respectively)	180,154	182,474
Common Stock, par value $0.01 per share; 67,000,000 shares authorized; 48,825,594 and 48,460,626 shares issued and outstanding, respectively	488	484
Additional paid in capital	4,014,580	4,011,138
Accumulated other comprehensive income	535	698
Retained earnings (distributions in excess of earnings)	(3,513,943)	(3,518,143)
Total stockholders’ equity	785,572	782,665
Total liabilities and stockholders' equity	5,231,473	5,284,209
(1)See Note 14 of the Company's condensed consolidated financial statements filed in Item 1 of the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2024.

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Non-GAAP Financial Measures
The table below shows the non-GAAP financial measures the Company uses to analyze its operating results and the most directly comparable U.S. GAAP measures. The Company believes these non-GAAP measures are useful to investors in assessing its performance as discussed further below.

Non-GAAP Financial Measure	Most Directly Comparable U.S. GAAP Measure
Earnings available for distribution (and by calculation, earnings available for distribution per common share)	Net income (loss) attributable to common stockholders (and by calculation, basic earnings (loss) per common share)
Effective interest expense (and by calculation, effective cost of funds)	Total interest expense (and by calculation, cost of funds)
Effective net interest income (and by calculation, effective interest rate margin)	Net interest income (and by calculation, net interest rate margin)
Economic debt-to-equity ratio	Debt-to-equity ratio
The non-GAAP financial measures used by the Company's management should be analyzed in conjunction with U.S. GAAP financial measures and should not be considered substitutes for U.S. GAAP financial measures. In addition, the non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures of its peer companies.

Earnings Available for Distribution
The Company's business objective is to provide attractive risk-adjusted returns to its stockholders, primarily through dividends and secondarily through capital appreciation. The Company uses earnings available for distribution as a measure of its investment portfolio’s ability to generate income for distribution to common stockholders and to evaluate its progress toward meeting this objective. The Company calculates earnings available for distribution as U.S. GAAP net income (loss) attributable to common stockholders adjusted for (gain) loss on investments, net; realized (gain) loss on derivative instruments, net; unrealized (gain) loss on derivative instruments, net; TBA dollar roll income; gain on repurchase and retirement of preferred stock; foreign currency (gains) losses, net and amortization of net deferred (gain) loss on de-designated interest rate swaps.
By excluding the gains and losses discussed above, the Company believes the presentation of earnings available for distribution provides a consistent measure of operating performance that investors can use to evaluate its results over multiple reporting periods and, to a certain extent, compare to its peer companies. However, because not all of the Company's peer companies use identical operating performance measures, the Company's presentation of earnings available for distribution may not be comparable to other similarly titled measures used by its peer companies. The Company excludes the impact of gains and losses when calculating earnings available for distribution because (i) when analyzed in conjunction with its U.S. GAAP results, earnings available for distribution provides additional detail of its investment portfolio’s earnings capacity and (ii) gains and losses are not accounted for consistently under U.S. GAAP. Under U.S. GAAP, certain gains and losses are reflected in net income whereas other gains and losses are reflected in other comprehensive income. For example, a portion of the Company's mortgage-backed securities are classified as available-for-sale securities, and changes in the valuation of these securities are recorded in other comprehensive income on its condensed consolidated balance sheets. The Company elected the fair value option for its mortgage-backed securities purchased on or after September 1, 2016, and changes in the valuation of these securities are recorded in other income (loss) in the condensed consolidated statements of operations. In addition, certain gains and losses represent one-time events. The Company may add and has added additional reconciling items to its earnings available for distribution calculation as appropriate.
To maintain qualification as a REIT, U.S. federal income tax law generally requires that the Company distribute at least 90% of its REIT taxable income annually, determined without regard to the deduction for dividends paid and excluding net capital gains. The Company has historically distributed at least 100% of its REIT taxable income. Because the Company views earnings available for distribution as a consistent measure of its investment portfolio's ability to generate income for distribution to common stockholders, earnings available for distribution is one metric, but not the exclusive metric, that the Company's board of directors uses to determine the amount, if any, and the payment date of dividends on common stock. However, earnings available for distribution should not be considered as an indication of the Company's taxable income, a guaranty of its ability to pay dividends or as a proxy for the amount of dividends it may pay, as earnings available for distribution excludes certain items that impact its cash needs.

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Earnings available for distribution is an incomplete measure of the Company's financial performance and there are other factors that impact the achievement of the Company's business objective. The Company cautions that earnings available for distribution should not be considered as an alternative to net income (determined in accordance with U.S. GAAP), or as an indication of the Company's cash flow from operating activities (determined in accordance with U.S. GAAP), a measure of the Company's liquidity, or as an indication of amounts available to fund its cash needs.
The table below provides a reconciliation of U.S. GAAP net income (loss) attributable to common stockholders to earnings available for distribution for the following periods:

	Three Months Ended
$ in thousands, except per share data	March 31, 2024	December 31, 2023	March 31, 2023
Net income (loss) attributable to common stockholders	23,730	22,280	15,601
Adjustments:
(Gain) loss on investments, net	66,153	(165,340)	(51,956)
Realized (gain) loss on derivative instruments, net (1)	(48,682)	199,137	91,900
Unrealized (gain) loss on derivative instruments, net (1)	808	(8,576)	7,459
TBA dollar roll income (2)	—	—	697
Gain on repurchase and retirement of preferred stock	(193)	(760)	—
Foreign currency (gains) losses, net (3)	—	—	93
Amortization of net deferred (gain) loss on de-designated interest rate swaps (4)	—	(900)	(4,494)
Subtotal	18,086	23,561	43,699
Earnings available for distribution	41,816	45,841	59,300
Basic income (loss) per common share	0.49	0.46	0.39
Earnings available for distribution per common share (5)	0.86	0.95	1.50

(1)    U.S. GAAP gain (loss) on derivative instruments, net on the condensed consolidated statements of operations includes the following components:

	Three Months Ended
$ in thousands	March 31, 2024	December 31, 2023	March 31, 2023
Realized gain (loss) on derivative instruments, net	48,682	(199,137)	(91,900)
Unrealized gain (loss) on derivative instruments, net	(808)	8,576	(7,459)
Contractual net interest income (expense) on interest rate swaps	45,287	48,981	54,464
Gain (loss) on derivative instruments, net	93,161	(141,580)	(44,895)

(2)    A TBA dollar roll is a series of derivative transactions where TBAs with the same specified issuer, term and coupon but different settlement dates are simultaneously bought and sold. The TBA settling in the later month typically prices at a discount to the TBA settling in the earlier month. TBA dollar roll income represents the price differential between the TBA price for current month settlement versus the TBA price for forward month settlement. The Company includes TBA dollar roll income in earnings available for distribution because it is the economic equivalent of interest income on the underlying Agency RMBS, less an implied financing cost, over the forward settlement period. TBA dollar roll income is a component of gain (loss) on derivative instruments, net on the Company's condensed consolidated statements of operations.

(3)     Foreign currency gains (losses), net includes foreign currency transaction gains and losses and the reclassification of currency translation adjustments that were previously recorded in accumulated other comprehensive income and is included in other investment income (loss), net on the condensed consolidated statements of operations.

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(4)    U.S. GAAP interest expense on the condensed consolidated statements of operations includes the following components:

	Three Months Ended
$ in thousands	March 31, 2024	December 31, 2023	March 31, 2023
Interest expense on repurchase agreement borrowings	61,580	54,680	54,220
Amortization of net deferred (gain) loss on de-designated interest rate swaps	—	(900)	(4,494)
Total interest expense	61,580	53,780	49,726

(5)    Earnings available for distribution per common share is equal to earnings available for distribution divided by the basic weighted average number of common shares outstanding.
The table below shows the components of earnings available for distribution for the following periods:

	Three Months Ended
$ in thousands	March 31, 2024	December 31, 2023	March 31, 2023
Effective net interest income (1)	52,290	56,383	69,531
TBA dollar roll income	—	—	697
Equity in earnings (losses) of unconsolidated ventures	(193)	(5)	2
(Increase) decrease in provision for credit losses	(39)	(108)	—
Total expenses	(4,657)	(4,750)	(5,068)
Subtotal	47,401	51,520	65,162
Dividends to preferred stockholders	(5,585)	(5,679)	(5,862)
Earnings available for distribution	41,816	45,841	59,300
(1)See below for a reconciliation of net interest income to effective net interest income, a non-GAAP measure.

Effective Interest Expense/Effective Cost of Funds/Effective Net Interest Income/Effective Interest Rate Margin
The Company calculates effective interest expense (and by calculation, effective cost of funds) as U.S. GAAP total interest expense adjusted for contractual net interest income (expense) on its interest rate swaps that is recorded as gain (loss) on derivative instruments, net and the amortization of net deferred gains (losses) on de-designated interest rate swaps that is recorded as interest expense. The Company views its interest rate swaps as an economic hedge against increases in future market interest rates on its borrowings. The Company adds back the net payments or receipts on its interest rate swap agreements to its total U.S. GAAP interest expense because the Company uses interest rate swaps to add stability to interest expense. The Company excludes the amortization of net deferred gains (losses) on de-designated interest rate swaps from its calculation of effective interest expense because the Company does not consider the amortization a current component of its borrowing costs.
The Company calculates effective net interest income (and by calculation, effective interest rate margin) as U.S. GAAP net interest income adjusted for contractual net interest income (expense) on its interest rate swaps that is recorded as gain (loss) on derivative instruments, net and amortization of net deferred gains (losses) on de-designated interest rate swaps that is recorded as interest expense.
The Company believes the presentation of effective interest expense, effective cost of funds, effective net interest income and effective interest rate margin measures, when considered together with U.S. GAAP financial measures, provides information that is useful to investors in understanding the Company's borrowing costs and operating performance.

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The following table reconciles total interest expense to effective interest expense and cost of funds to effective cost of funds for the following periods:

	Three Months Ended
	March 31, 2024		December 31, 2023		March 31, 2023
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	61,580	5.57%	53,780	5.76%	49,726	4.20%
Add: Amortization of net deferred gain (loss) on de-designated interest rate swaps	—	—%	900	0.09%	4,494	0.38%
Less: Contractual net interest expense (income) on interest rate swaps recorded as gain (loss) on derivative instruments, net	(45,287)	(4.10)%	(48,981)	(5.24)%	(54,464)	(4.60)%
Effective interest expense	16,293	1.47%	5,699	0.61%	(244)	(0.02)%

The following table reconciles net interest income to effective net interest income and net interest rate margin to effective interest rate margin for the following periods:

	Three Months Ended
	March 31, 2024		December 31, 2023		March 31, 2023
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	7,003	(0.05)%	8,302	(0.12)%	19,561	1.08%
Less: Amortization of net deferred (gain) loss on de-designated interest rate swaps	—	—%	(900)	(0.09)%	(4,494)	(0.38)%
Add: Contractual net interest income (expense) on interest rate swaps recorded as gain (loss) on derivative instruments, net	45,287	4.10%	48,981	5.24%	54,464	4.60%
Effective net interest income	52,290	4.05%	56,383	5.03%	69,531	5.30%

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Economic Debt-to-Equity Ratio
The following tables show the allocation of the Company's stockholders' equity to its target assets, the Company's debt-to-equity ratio, and the Company's economic debt-to-equity ratio as of March 31, 2024 and December 31, 2023. The Company's debt-to-equity ratio is calculated in accordance with U.S. GAAP and is the ratio of total debt to total stockholders' equity.
The Company presents an economic debt-to-equity ratio, a non-GAAP financial measure of leverage that considers the impact of the off-balance sheet financing of its investments in TBAs that are accounted for as derivative instruments under U.S. GAAP. The Company includes its TBAs at implied cost basis in its measure of leverage because a forward contract to acquire Agency RMBS in the TBA market carries similar risks to Agency RMBS purchased in the cash market and funded with on-balance sheet liabilities. Similarly, a contract for the forward sale of Agency RMBS has substantially the same effect as selling the underlying Agency RMBS and reducing the Company's on-balance sheet funding commitments. The Company believes that presenting its economic debt-to-equity ratio, when considered together with its U.S. GAAP financial measure of debt-to-equity ratio, provides information that is useful to investors in understanding how management evaluates at-risk leverage and gives investors a comparable statistic to those of other mortgage REITs who also invest in TBAs and present a similar non-GAAP measure of leverage.
As of March 31, 2024

$ in thousands	Agency RMBS	Agency CMBS	Credit Portfolio (1)	Total
Mortgage-backed securities	4,723,751	265,512	17,841	5,007,104
Cash and cash equivalents (2)	56,716	3,174	—	59,890
Restricted cash (3)	125,860	14,755	—	140,615
Derivative assets, at fair value (3)	117	14	—	131
Other assets	22,569	1,033	131	23,733
Total assets	4,929,013	284,488	17,972	5,231,473

Repurchase agreements	4,189,856	204,052	—	4,393,908
Other liabilities	48,061	3,245	687	51,993
Total liabilities	4,237,917	207,297	687	4,445,901

Total stockholders' equity (allocated)	691,096	77,191	17,285	785,572
Debt-to-equity ratio (4)	6.1	2.6	—	5.6
Economic debt-to-equity ratio (5)	6.1	2.6	—	5.6
(1)Investments in non-Agency CMBS and non-Agency RMBS are included in credit portfolio.
(2)Cash and cash equivalents is allocated based on the Company's financing strategy for each asset class.
(3)Restricted cash and derivative assets are allocated based on the hedging strategy for each asset class.
(4)Debt-to-equity ratio is calculated as the ratio of total repurchase agreements to total stockholders' equity.
(5)Economic debt-to-equity ratio is calculated as the ratio of total repurchase agreements and TBAs at implied cost basis to total stockholders' equity. The Company did not have any TBAs outstanding as of March 31, 2024.

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As of December 31, 2023

$ in thousands	Agency RMBS	Credit Portfolio (1)	Total
Mortgage-backed securities	5,027,232	18,074	5,045,306
U.S. Treasury securities	11,214	—	11,214
Cash and cash equivalents (2)	76,967	—	76,967
Restricted cash (3)	121,670	—	121,670
Derivative assets, at fair value (3)	939	—	939
Other assets	27,480	633	28,113
Total assets	5,265,502	18,707	5,284,209

Repurchase agreements	4,458,695	—	4,458,695
Other liabilities	42,117	732	42,849
Total liabilities	4,500,812	732	4,501,544

Total stockholders' equity (allocated)	764,690	17,975	782,665
Debt-to-equity ratio (4)	5.8	—	5.7
Economic debt-to-equity ratio (5)	5.8	—	5.7
(1)Investments in non-Agency CMBS, non-Agency RMBS and an unconsolidated joint venture are included in credit portfolio.
(2)Cash and cash equivalents is allocated based on the Company's financing strategy for each asset class.
(3)Restricted cash and derivative assets are allocated based on the hedging strategy for each asset class.
(4)Debt-to-equity ratio is calculated as the ratio of total repurchase agreements to total stockholders' equity.
(5)Economic debt-to-equity ratio is calculated as the ratio of total repurchase agreements and TBAs at implied cost basis to total stockholders' equity. The Company did not have any TBAs outstanding as of December 31, 2023.

Average Balances
The table below presents information related to the Company's average earning assets, average earning asset yields, average borrowings and average cost of funds for the following periods:

	Three Months Ended
$ in thousands	March 31, 2024	December 31, 2023	March 31, 2023
Average earning assets (1)	4,972,242	4,401,475	5,245,291
Average earning asset yields (2)	5.52%	5.64%	5.28%

Average borrowings (3)	4,419,757	3,736,432	4,737,476
Average cost of funds (4)	5.57%	5.76%	4.20%
(1)Average balances for each period are based on weighted month-end balances.
(2)Average earning asset yields for each period are calculated by dividing interest income, including amortization of premiums and discounts, by average earning assets based on the amortized cost of the investments. All yields are annualized.
(3)Average borrowings for each period are based on weighted month-end balances.
(4)Average cost of funds is calculated by dividing annualized interest expense, including amortization of net deferred gain (loss) on de-designated interest rate swaps, by average borrowings.

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